UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2023

APPSOFT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-206764	47-3427919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 Franklin Avenue, Suite 325, Garden City, NY	11530
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 224-7717

____________________________________________

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17  CFR 240.13e-4(c)).

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On April 12, 2023, management of AppSoft Technologies, Inc. (the “Company”) concluded, and the Board of Directors of the Company (the “Board”) concurred, that the Company’s previously issued audited financial statements as of and for the year ended December 31, 2021, which were included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, which was originally filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2022, should no longer be relied upon due to material misstatements.

In the course of preparing the Company’s financial statement for the year ended December 31, 2022, management discovered that it (i) failed to record the payment of certain accounts payable, (ii) failed to record invoices for services rendered to the Company, and (iii) failed to record advances of cash received under the Company’s draw down promissory note. The failure to record these items necessitate material changes to the expenses section and the liabilities section of the balance sheet as of December 31, 2021. The errors in the balance sheet items also caused material errors in the statement of operations for the year ended December 31, 2021. The Board determined that the failure to record these transactions were not the result of fraud but were errors of omission.

Management determined it did not effectively implement and maintain operational or administrative controls that could have identified and prevented the errors underlying the restatement. Specifically, management of the Company did not adhere to our existing internal control policies and procedures that pertain to maintaining records that accurately and fairly reflect our transactions and provide reasonable assurance that transactions are recorded as necessary for preparation of our financial statements. The principal reason for failing to abide by our existing internal control policies and procedures results from having a single employee who is responsible for all of our accounting functions.

In addition, management of the Company has reassessed its conclusions regarding the effectiveness of our disclosure controls and procedures as of December 31, 2021 in light of the errors described above. As a result, the Company has determined that material weaknesses in internal control over financial reporting existed as of December 31, 2021, and therefore the Company has concluded that its disclosure controls and procedures as of December 31, 2021 were not effective. Therefore, the Company’s previous evaluation of its disclosure controls and procedures as of December 31, 2021 should no longer be relied upon.

As a result of the foregoing, the Company is:

•	restating audited financial statements as of and for the year ended December 31, 2021 included in this Annual Report;

•

restating information in Management’s Discussion and Analysis of Financial Conditions and Results of Operations included in Part II, Item 7, as it relates to information pertaining to the year ended December 31, 2021; and

•	restating the evaluation of disclosure controls and procedures included under Part II, Item 9A.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

104	Cover Page Interactive Data (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPSOFT TECHNOLOGIES, INC.

Date: April 14, 2023	By:	/s/ Brian Kupchik
Brian Kupchik, President

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